Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.

WARRANT AGREEMENT TO PURCHASE STOCK OF VACCINOGEN, INC.

Issue Date: [ , 201 ]	Expiration Date: [ , 20 ]

THIS WARRANT AGREEMENT (this “Warrant”) evidences the agreement of Vaccinogen, Inc., a Maryland corporation (the “Company”), for value received, the receipt and sufficiency of which are hereby acknowledged, to issue to [                                    , or its assigns (“Holder”), and the right of the Holder, at the Holder’s option, to purchase, up to [                        ] fully paid and nonassessable shares (the “Warrant Shares”) of common stock, $.0001 par value per share (the “Common Stock”), of the Company at the initial exercise price per share set forth herein pursuant to Section 2 of this Warrant, and otherwise subject to the provisions and upon the terms and conditions set forth in this Warrant.

This Warrant is subject to the following terms and conditions:

1.                  Term of Warrant. On the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, at any time after the date of issuance of this Warrant and ending at 5:00 p.m., New York time, on [              , 20   ] (the “Termination Date”).

2.                  Warrant Price. The exercise price at which this Warrant may be exercised for Common Stock shall be $[6.05]1 per share, as shall be adjusted from time to time pursuant to Section 8 hereof (the “Warrant Price”).

3.	Exercise of Warrant.

(a)                The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time and from time to time, during the term hereof as described in Section 1, by the surrender of this Warrant and the delivery of the Exercise Notice (attached hereto as Attachment 1), all duly completed and executed on behalf of the Holder, at the office of the Company, and the payment in cash or by wire transfer or by check to the Company of the

1 NOTE: Exercise price to be greater of (i) market price and (ii) the price that would not trigger anti-dilution adjustments in other warrants of the Company (i.e., at least $6.05).

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amount obtained by multiplying the number of Warrant Shares for which this Warrant is exercised by the Warrant Price then in effect and applicable to such Warrant Shares.

(b)               This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company, at its expense, shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares of Common Stock issuable upon such exercise. In the event that this Warrant is exercised in part, the Company, at its expense, will execute and deliver a new warrant in substantially the same form as this Warrant exercisable for the remaining number of Warrant Shares for which this Warrant may then be exercised following such partial exercise.

(c)                Cashless Exercise. In lieu of exercising this Warrant as specified in Section 3(a), the Holder may elect to pay the exercise price by surrendering a portion of its Warrant with a value equal to the exercise price of the Warrant Shares for which this Warrant is exercised by surrender of the Warrant at the principal office of the Company, together with notice of such election, in which event the Company shall issue to the Holder a number of shares of the Company’s Common Stock computed using the following formula:

X = Y(A-B)

A

Where:	X =	The number of Warrant Shares to be issued to the Holder.

	Y =	The number of Warrant Shares purchasable under this Warrant.

	A =	The fair market value of one share of Common Stock.

	B =	The Warrant Price (as adjusted to the date of such calculations).

For purposes of this Section 3(c), the fair market value of the Company’s Common Stock shall be determined in good faith by the Board of Directors of the Company (the “Board”) in a manner consistent with the requirements of Section 1.409A-1(b)(5)(iv) of the Treasury Regulations in order to maintain the exemption of the Warrant from Section 409A of the Internal Revenue Code.

4.                  Fractional Shares or Scrip. No fractional shares or scrip will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Warrant Price multiplied by such fraction.

5.                  Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of an indemnification undertaking by the Holder reasonably satisfactory to the Company, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant in substantially the same form as this Warrant.

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6.                  No Rights as Stockholder. The Holder shall not be entitled to vote or receive dividends pursuant to this Warrant or be deemed the holder of Common Stock nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company until the Warrant shall have been exercised as provided herein.

7.	Transfer of Warrant.

(a)                Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the names and addresses of the holders of warrants to purchase stock of the Company. The Holder or any portion hereof may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

(b)               Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 7(a) above, issuing the Common Stock upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

(c)                Registration of Transfers. The Company shall register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached as Attachment 2 hereto duly completed and signed, to the Company and (i) delivery, at the request of the Company, of an opinion of counsel reasonably satisfactory to the Company to the effect that the transfer of such portion of this Warrant may be made pursuant to an available exemption from the registration requirements of the Securities Act and all applicable state securities or blue sky laws and (ii) delivery by the transferee of a written statement to the Company certifying that the transferee is an “accredited investor” as defined in Rule 501(a) under the Securities Act and making the representations and certifications required by the Company to comply with applicable securities laws, in each case to the Company. Upon any such registration or transfer, a new warrant to purchase Common Stock in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall prepare, issue and deliver at its own expense any New Warrant under this Section 7(c).

(d)	Compliance with Securities Laws.

(i)                 The Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

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(ii)               The Holder, by acceptance hereof, acknowledges that this Warrant and all shares of Common Stock issued upon the exercise of the Warrant are held solely for the Holder’s own account, for investment purposes and not with a view to the distribution thereof, and that the Holder will comply with the applicable requirements of the Securities Act or any state securities laws.

(iii)             This Warrant and all shares of Common Stock issued upon the exercise of the Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.

8.	Adjustments to Exercise Price and Number of Securities.

8.1              Special Definitions. For purposes of this Section 8 (and, in the case of the definition of “Change of Control,” for the purposes of Sections 8 and 9), the following definitions shall apply:

(a)                “Change of Control” shall mean any Fundamental Transaction other than (A) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected for the purpose of changing the jurisdiction of incorporation of the Company.

(b)               “Exercise Price” shall mean, as of any time, the equivalent price per share of Common Stock that is used as the Warrant Share purchase price for Common Stock pursuant to this Warrant, as such price may have been adjusted immediately prior to such time in accordance with this Warrant.

(c)                “Fundamental Transaction” shall mean the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a stock purchase agreement or other business combination (including,

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without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held prior to the transaction by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Stock.

(d)                “Original Issue Date” shall mean the date on which the Warrant was first issued.

(e)                “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

8.2              Precedence of Section 409A Exemption Requirements. Notwithstanding any contrary provision of this Warrant, no adjustment, substitution, assumption or other similar action shall occur or become effective hereunder if such adjustment, substitution, assumption or other similar action would be treated as the grant of a new stock right or a change in the form of payment under Section 1.409A-1(b)(5)(v)(D) of the Treasury Regulations, or would result in the Warrant covering a security that would not be treated as "service recipient stock" under Section 1.409A-1(b)(5)(iii)(E)(4) of the Treasury Regulations.

8.3              Adjustment for Stock Splits and Combinations of the Common Stock. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Warrant Price then in effect immediately before that subdivision shall be proportionately decreased, and the number of Warrant Shares covered by the Warrant shall be proportionately increased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Warrant Price then in effect immediately before the combination shall be proportionately increased, and the number of Warrant Shares covered by the Warrant shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

8.4              Adjustment for Certain Dividends and Distributions of Common Stock. In the event the Company at any time, or from time to time, after the Original Issue Date, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Warrant Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Warrant Price then in effect by a fraction:

(a)                the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

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(b)               the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the total number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Warrant Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

8.5              Adjustment for Fundamental Transactions. In the case of any Fundamental Transaction which does not cause a Change of Control, each Warrant Share shall thereafter be convertible into the amount of shares of common stock of the new entity, if such an entity is created in the Fundamental Transaction, to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of the Warrant would have been entitled upon such Fundamental Transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 8 set forth with respect to the rights and interest thereafter of the holders of the Warrant, to the end that the provisions set forth in this Section 8 (including provisions with respect to changes in and other adjustments of the Warrant Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of common stock thereafter deliverable upon the exercise of the Warrant.

8.6              Notice of Adjustment to Exercise Price and Warrant Price. Whenever the Exercise Price or Warrant Price is required to be adjusted as provided in this Section 8, the Company shall forthwith compute the adjusted Exercise Price or Warrant Price, as the case may be, and shall prepare a certificate setting forth such adjusted Exercise Price or Warrant Price, as the case may be, and showing in reasonable detail the facts upon which such adjustment is based. Whenever the Exercise Price or Warrant Price is adjusted, the Company shall promptly mail, or cause to be mailed, to the Holders a statement setting forth the adjustment and the reasons for such adjustment.

8.7              No Impairment or Circumvention. Without limiting the generality of the foregoing, the Company (a) shall take all such action as may be necessary or appropriate in order that the Warrant Shares to be issued upon the exercise of the Warrant from time to time outstanding will, when issued, be fully paid and nonassessable, (b) will not take any action that results in any adjustment to the Exercise Price or Warrant Price, as the case may be, if after such adjustment the total number of shares of Common Stock issuable upon the exercise of all of the outstanding warrants to purchase Common Stock would exceed the total number of shares of Common Stock then authorized and available for the purpose of issuance upon such exercise, and (c) will not take any other action that circumvents the rights of the Holder hereunder.

9.                  Notices to Warrant Holders. If, at any time prior to the expiration of the Warrant and its exercise, any of the following events shall occur:

(a)               the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash; or

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(b)            a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger); or

(c)	a Change of Control shall be proposed;

then, in any one or more of said events, the Company shall give written notice of such event at least ten (10) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend or distribution, or entitled to notice of such proposed dissolution, liquidation, winding up, or Change of Control. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or any proposed dissolution, liquidation, winding up or Change of Control.

Any notice or other communication shall for all purposes under this Agreement be treated as effective or having been given (i) when delivered if delivered personally, (ii) if sent by reputable national overnight carrier service, the next business day after deposit thereof with such service, (iii) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iv) if sent by telecopier with written confirmation, at the earlier of (a) 24 hours after confirmation of transmission by the sending telecopier machine or

(b)  delivery of written confirmation, addressed to the party to be notified at such party’s address at set forth below, or as subsequently modified by written notice, and:

(a)                If to the Company:

Vaccinogen, Inc. 5300 Westview Drive

Suite 406

Frederick, Maryland 21703

Attention: President and Chief Executive Officer

(b)               If to Holder, to such address as Holder shall have furnished to the Company in writing.

10.              Change of Control. In the event of any proposed Change of Control, the Company may take such action as it deems appropriate and equitable to effectuate the purposes of this Warrant and to protect the Holder, which action may include, but without limitation, any one or more of the following, provided such action does not cause the Warrant to lose its exemption from Section 409A of the Internal Revenue Code: (i) acceleration or change of the exercise and/or expiration date of the Warrant to require that exercise be made, if at all, prior to the Change of Control; (ii) cancellation of the Warrant (or a portion thereof) upon payment to the Holder in cash of the fair market value of the Common Stock subject to the Warrant (or a portion thereof) as of the date of (and, to the extent applicable, as established for purposes of) the Change of Control, less the aggregate Warrant Price (or applicable portion thereof); or (iii) in any case where equity securities of another entity are proposed to be delivered in exchange for or with respect to Common Stock of the Company, arrangements to have such other entity replace the

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Warrant with a warrant covering such other securities, with appropriate adjustments in the number of shares subject to the Warrant (but only if the replacement securities constitute "service recipient stock" under Section 1.409A-1(b)(5)(iii)).

11.              Reservation of Stock; Stock Fully Paid. The Company covenants that at all times during the term this Warrant is exercisable, the Company will reserve and keep available for issuance from its authorized shares of Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon exercise in whole or in part of this Warrant and, from time to time, will take all steps necessary to amend its charter (the “Charter”) to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant and will refrain from effecting any amendment to the Charter which in any manner would adversely affect the rights or privileges granted hereunder. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Warrant Price, as set forth herein, will be duly authorized, validly issued, fully paid and nonassessable, and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

12.              Shareholder Rights and Restrictions. Upon exercising the Warrant, the Holder shall be entitled to the same rights, privileges and restrictions granted to any other holders of Common Stock. The Warrant Shares issuable upon exercise of this Warrant shall be subject to compliance with applicable federal and state securities laws by the transferor and the transferee.

13.              Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder. No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision unless the parties to this Warrant agree in writing thereto.

14.              Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to its principles regarding conflicts of law.

15.              Section 409A. This Warrant is intended to meet the conditions for exemption from Section 409A set forth in Section 1.409A-1(b)(5)(i)(A) of the Treasury Regulations, and shall be construed accordingly.

16.              Successors. All of the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the Company, the Holder and their respective successors and assigns hereunder.

17.              Severability. If any provision of this Warrant shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Warrant.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be issued by its duly authorized officer to take effect as of the date first set forth above.

VACCINOGEN, INC.

By:

Name:

Title:

[SIGNATURE PAGE TO WARRANT]

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ATTACHMENT 1

FORM OF EXERCISE NOTICE

Dated: _____, 20__

To:

Ladies and Gentlemen:

(1)      The undersigned is the Holder of the attached Warrant (the “Warrant”) issued by Vaccinogen, Inc., a Maryland corporation (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)       The undersigned hereby exercises its right to purchase Warrant Shares pursuant to the Warrant. one):

(3)       The undersigned intends that payment of the Exercise Price shall be made as (check

☐ Cash exercise

☐ “Cashless Exercise” under Section 2(c) of the Warrant

(4)       If the undersigned has elected a cash exercise, the Holder shall pay the sum of $                        in immediately available funds to the Company in accordance with the terms of the Warrant.

(5)       Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant Shares determined in accordance with the terms of the Warrant.

(6)       By delivery of this Exercise Notice, the undersigned represents and warrants to the Company as follows on the date hereof:

(a)         The undersigned has, and if applicable, its officers, employees, directors or equity owners have, sufficient knowledge and experience in similar investments to evaluate the merits and risks of an investment in the Company;

(b)     The undersigned has been given the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Warrant Shares. The undersigned has been given the opportunity to obtain material and relevant information from the Company enabling it to make an informed investment decision; and

(c)       Any Warrant Shares the undersigned may acquire will be for its own account for investment and not with any view to the distribution thereof, and the undersigned will not sell,

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assign, transfer or otherwise dispose of any of the Warrant Shares, or any interest therein, in violation of the Securities Act or any applicable state securities law; and

(d)    The undersigned understands that (i) any Warrant Shares it may acquire may not be registered under the Securities Act or any applicable state securities law and may not be sold or otherwise disposed of unless it is registered or sold or otherwise disposed of in a transaction that is exempt from such registration, and (ii) the certificates representing the Warrant Shares may bear appropriate legends restricting the transferability thereof; and

(e)       The undersigned understands that the Company will rely upon the completeness and accuracy of the undersigned’s representations herein in establishing that the contemplated exercise is exempt from the Securities Act, and hereby affirms that all such responses are accurate and complete. The undersigned will notify the Company immediately of any changes in any of such information occurring prior to exercise of this Warrant;

(f)       The undersigned is an “accredited investor” as defined in Rule 501(a) under the Securities Act; and

(g)    The undersigned is not a retirement plan, employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Section 4975 of the Internal Revenue Code (or an entity whose assets are deemed to include assets of those plans under the Department of Labor’s “plan asset regulation”), a corporate pension and profit-sharing plan, a “simplified employee pension plan,” a “Keogh” plan, an Individual Retirement Account, or retirement or employee benefit plan not subject to ERISA.

Please issue a certificate or certificates for such shares of Common Stock in the name of and pay any cash for any fractional share to:

Name:

Signature:
Title of Signing Officer or Agent (if any):

Address:

Note:	The above signature should correspond exactly with the name on the face of the within Warrant, if applicable.

and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.

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ATTACHMENT 2 FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth herein below, to:

Name of Assignee	Address	No of Shares

, and hereby irrevocably constitutes and appoints                                  as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.

The undersigned acknowledges that it has complied with Section 7(c) of said Warrant with regard to this assignment.

Dated:                   , 201

In the presence of:

Name:

Signature:
Title of Signing Officer or Agent (if any):

Address:

Note:	The above signature should correspond exactly with the name on the face of the within Warrant, if applicable.

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